FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (the “Amendment”) is dated effective as of the 19th day of November, 2013, by and between WOWIO, INC., a Texas corporation (the “Borrower”) and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Lender”).

RECITALS

WHEREAS, the Borrower and the Lender executed that certain Credit Agreement dated as of August 31, 2012, but made effective as of September 21, 2012 (the “Credit Agreement”); and

WHEREAS, pursuant to the Credit Agreement, the Borrower executed and delivered to Lender that certain Revolving Note dated as of August 31, 2012, but made effective as of September 21, 2012, evidencing a Revolving Loan under the Credit Agreement in the amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Revolving Note”); and

WHEREAS, in connection with the Credit Agreement and the Revolving Note, the Borrower executed and delivered to the Lender various ancillary documents referred to in the Credit Agreement as the “Loan Documents”; and

WHEREAS, the Borrower’s obligations under the Credit Agreement and the Revolving Note are secured by the following, all of which are included within the Loan Documents: (i) a Security Agreement dated as of August 31, 2012, but made effective as of September 21, 2012, from the Borrower in favor of the Lender (the “Security Agreement”), pursuant to which the Lender has a continuing, perfected, first-priority security interest encumbering all of the “Collateral” (as such term is defined in the Security Agreement) of the Borrower; (ii) a Personal Guaranty dated as of August 31, 2012, but made effective as of September 21, 2012, from Brian Altounian (“Guarantor”) in favor of Lender (the “Personal Guaranty”); (iii) a Validity Guaranty dated as of August 31, 2012, but made effective as of September 21, 2012, from the Guarantor in favor of Lender (the “Validity Guaranty”); and (iii) UCC-1 Financing Statement naming the Borrower, as debtor, and Lender, as secured party, filed with the Secretary of State of the State of Texas under filing No. 12-0030478287 (the “UCC-1”), among other Loan Documents; and

WHEREAS, the Borrower is currently in default of its obligations under the Credit Agreement and other Loan Documents for failing to pay certain sums required under the Credit Agreement, among other defaults (these defaults, together any other default which may be existing as of the date hereof, the “Existing Default”); and

WHEREAS, as a result of the Existing Default, Lender commenced an action against Borrower and Guarantor styled TCA Global Credit Master Fund, LP v. Wowio, Inc., d/b/a Studio W, and Brian K. Altounian, filed in the U.S. District Court for the Southern District of Florida under Case No. 0:13-cv-61319 (the “Pending Litigation”), and in connection with the Pending Litigation: (i) a Clerk’s default was entered against the Defendants in the Pending Litigation; and (ii) the Lender has moved for entry of a Final Default Judgment against the defendants in the Pending Litigation, which motion is currently outstanding; and

WHEREAS, Lender and Borrower desire to resolve the Existing Default and the Pending Litigation, all as more specifically set forth in this Amendment; and

WHEREAS, as part of the resolution of the Existing Default and the Pending Litigation, the parties desire to terminate the revolving credit facility nature of the Credit Agreement such that the Borrower shall have no further rights to borrow or request Revolving Loans thereunder, and to provide for the repayment of all obligations due and owing by the Borrower to Lender as of the date hereof under the Credit Agreement and other Loan Documents, including the Revolving Note, by aggregating all of such obligations into a newly issued promissory note in the form attached hereto as Exhibit “A” (the “Amended and Restated Note”), which Amended and Restated Note shall replace, amend and restate the Revolving Note in its entirety, and which Amended and Restated Note shall be for a principal amount equal to the aggregate amount of all such obligations, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals. The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

2. Capitalized Terms. All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the Credit Agreement, except as otherwise specifically set forth herein. In addition, the other definitional and interpretation provisions of Sections 1.2, 1.3 and 1.4 of the Credit Agreement shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts. In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the Credit Agreement, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Outstanding Balance. The Borrower acknowledges that the aggregate amount of all obligations currently due and owing under the Credit Agreement and other Loan Documents (including the fees and other charges due and payable and to be included within the Amended and Restated Note pursuant to Sections 7, 8 and 22(b) below), as of October 24, 2013, is $449,221.32 (the “Outstanding Balance”). The Outstanding Balance is comprised of: (i) principal, accrued and unpaid interest and other charges due under the Credit Agreement and Revolving Note as of October 24, 2013; (ii) certain amounts outstanding, due or owing in connection with the Warrants in accordance with Section 7 below; (iii) the fee due pursuant to Section 8 below; and (iv) the legal fees and costs incurred by Lender in connection with the Existing Default and the Pending Litigation outlined in Section 22(b) below. The Outstanding Balance shall be deemed and is agreed upon as the outstanding principal balance of the Amended and Restated Note (as of October 24, 2013). Subject to the terms and conditions of this Amendment, the Borrower shall and does hereby agree to issue to the Lender, simultaneously with the execution of this Amendment, the Amended and Restated Note, which Amended and Restated Note shall be dated as of October 24, 2013. The Amended and Restated Note amends, restates, replaces and supersedes, in its entirety, the Revolving Note. It is the intention of the Borrower and Lender that while the Amended and Restated Note amends, restates, replaces and supersedes the Revolving Note, in its entirety, it is not in payment or satisfaction of the Revolving Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old. This is not a novation.

5. Amendments to Credit Agreement. Notwithstanding anything contained in the Credit Agreement or any other Loan Document to the contrary, the Borrower acknowledges and agrees that from and after the date of this Amendment, the Credit Agreement is hereby amended to terminate all ability on the part of the Borrower to borrow any additional funds thereunder. In that regard, the Revolving Loan Commitment is hereby terminated, Lender shall have no obligation to make any Revolving Loans under the Credit Agreement from and after the date of this Amendment, and the Credit Agreement shall remain in effect solely for the purpose of allowing Borrower to wind down the Credit Agreement and allowing the Borrower to pay down all outstanding Obligations under the Credit Agreement and other Loan Documents. Notwithstanding the termination of the Revolving Loan Commitment, any terms and provisions of the Credit Agreement not dealing directly and specifically with the revolving nature of the Credit Agreement or the ability of Borrowers to borrow, pay and re-borrow sums thereunder, shall remain in full force and effect, including, without limitation, Sections 2.1(c), 2.1(d), and 2.1(e) relating to the manner in which funds shall be collected and paid through the Lock Box Account, all as set forth in the Credit Agreement.

6. Payment of Certain Sums. Borrower hereby represents and warrants that Donald Hateley, Esq. of the law firm of Hateley & Hampton (“Escrow Agent”), is currently holding, in escrow on behalf of the Borrower, the aggregate sum of $65,631.03 (“Escrow Funds”), which Escrow Funds are comprised of $35,631.03 of past due interest due and payable by Borrower to Lender under the Credit Agreement as of October 24, 2013, plus $30,000.00 due and owing from Borrower to Lender under the first of the three Warrants issued by Borrower to Lender under the Credit Agreement. Immediately upon Lender (or Lender’s counsel) delivering to Borrower a copy of the “Motion to Vacate” (as hereinafter defined), filed in the Pending Litigation, Escrow Agent shall immediately release the Escrow Funds by wire transfer directly to the Lender pursuant to wire instructions to be provided by Lender. Borrower shall and does hereby authorize and instruct Escrow Agent to release such Escrow Funds as hereby contemplated without any further direction or instruction from Borrower, which sums, when received by Lender, shall be applied in payment of past due interest and in redemption of the first of the three Warrants in accordance with the Credit Agreement.

7. Remaining Warrants. The two remaining Warrants issued by Borrower to Lender under the Credit Agreement (excluding the first Warrant which is being redeemed with the Escrow Funds pursuant to Section 6 above), shall, upon execution of this Amendment, be deemed redeemed and the redemption payments due in connection therewith in the aggregate amount of $60,000.00, shall be added and included within the Outstanding Balance under the Amended and Restated Note, and payable by Borrower to Lender in accordance with the Amended and Restated Note.

8. Additional Consideration. In consideration for Lender’s agreement to waive the Existing Default and enter into this Agreement, the Borrower hereby agrees to pay to Lender the sum of $50,000.00, which sum shall be added and included within the Outstanding Balance under the Amended and Restated Note, and payable by Borrower to Lender in accordance with the Amended and Restated Note.

9. Representations and Warranties. The Borrower hereby confirms and affirms that all representations and warranties made by the Borrower under the Credit Agreement and all other Loan Documents (specifically including under Section 7 of the Credit Agreement) are true, correct and complete as of the date of the Credit Agreement, and hereby confirms and affirms that, except with respect to the Existing Default and the Pending Litigation, all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Borrower does hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by the Borrower, as same may be qualified by revised disclosure schedules attached to this Amendment, if any (if no revised disclosures are attached to this Amendment, then no such revised disclosure schedules shall be deemed to exist or to qualify any of the representations and warranties hereby re-made).

10. Affirmation. The Borrower hereby affirms all of its Obligations to the Lender under all of the Loan Documents and agrees and affirms as follows: (i) that as of the date hereof, except with respect to the Existing Default and the Pending Litigation, the Borrower has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Loan Documents to be performed, satisfied or complied with by the Borrower; (ii) that the Borrower shall continue to perform each and every covenant, agreement and condition set forth in each of the Loan Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, except for the Existing Default and the Pending Litigation, no default or Event of Default has occurred or is continuing under the Credit Agreement or any other Loan Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Credit Agreement or any other Loan Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have, cause, or result in a Material Adverse Effect, except for the Existing Default and the Pending Litigation.

11. Ratification. The Borrower hereby acknowledges, represents, warrants and confirms to Lender that: (i) each of the Loan Documents executed by the Borrower, including the Amended and Restated Note, are valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms; (ii) the Amended and Restated Note, and all other Obligations of the Borrower under the Credit Agreement, all other Loan Documents and this Amendment, shall be and continue to be and remain secured by and under the Loan Documents, including the Security Agreement, the Personal Guaranty, the Validity Guaranty and the UCC-1; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Borrower, to or against the enforcement of any of the Loan Documents, and to the extent the Borrower has any defenses, setoffs, counterclaims, cross-actions or equities against Lender and/or against the enforceability of any of the Loan Documents, the Borrower acknowledges and agrees that same are hereby fully and unconditionally waived by the Borrower; and (iv) no oral representations, statements, or inducements have been made by Lender, or any agent or representative of Lender, with respect to the Credit Agreement, this Amendment or any other Loan Documents.

12. Additional Confirmations. The Borrower hereby represents, warrants and covenants as follows: (i) that the Lender’s Liens and security interests in all of the “Collateral” (as such term is defined in the Security Agreement), are and remain valid, perfected, first-priority security interests in such Collateral, and the Borrower has not granted any other Liens or security interests of any nature or kind in favor of any other Person affecting any of such Collateral.

13. Lender’s Conduct. As of the date of this Amendment, the Borrower hereby acknowledges and admits that: (i) the Lender has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Credit Agreement or any other Loan Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Credit Agreement or the Loan Documents, except as expressly set forth herein, or in the Credit Agreement and other Loan Documents.

14. Redefined Terms. The term “Loan Documents,” as defined in the Credit Agreement and as used in this Amendment, shall be deemed to refer to and include this Amendment, the Amended and Restated Note, and all other documents or instruments executed in connection with this Amendment.

15. Representations and Warranties of the Borrower. The Borrower hereby makes the following representations and warranties to the Lender:

(a) Authority and Approval of Agreement; Binding Effect. The execution and delivery by the Borrower of the Amended and Restated Note, this Amendment, and all other documents executed and delivered in connection herewith and therewith, and the performance by Borrower of all of its Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Borrower and its board of directors pursuant to all applicable laws, and other than the corporate action or resolutions delivered by the Borrower in connection with this Amendment, no other corporate action or consent on the part of the Borrower, its board of directors, stockholders or any other Person is necessary or required by the Borrower to execute the Amended and Restated Note, this Amendment, and the documents executed and delivered in connection herewith and therewith, to consummate the transactions contemplated herein and therein, or perform all of the Borrower’s Obligations hereunder and thereunder. The Amended and Restated Note, this Amendment, and each of the documents executed and delivered in connection herewith and therewith, have been duly and validly executed by the Borrower (and the officer executing this Amendment and all such other documents for Borrower is duly authorized to act and execute same on behalf of the Borrower) and constitute the valid and legally binding agreements of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

16. Indemnification. The Borrower hereby indemnifies and holds the Lender Indemnitees and their respective successors and assigns, and each of them, harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature payable by any of the Lender Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment, the Credit Agreement or any other Loan Documents. The foregoing indemnification obligations shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

17. Release. As a material inducement for Lender to enter into this Amendment, the Borrower does hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharges each of the Lender Indemnitees and their respective successors and assigns, from any and all liabilities, obligations, losses, damages, penalties, actions, judgments, Proceedings, suits, claims, costs, expenses and distributions of any kind or nature whatsoever in law or in equity which Borrower ever had, now has, or which any successor or assign of Borrower hereafter can, shall or may have against any of the Lender Indemnitees, for, upon or by reason of any matter, cause or thing whatsoever related to the Credit Agreement, this Amendment or any other Loan Documents, through the date hereof. The Borrower further expressly agrees that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws governing the Credit Agreement. In addition to, and without limiting the generality of foregoing, the Borrower further covenants with and warrants unto the Lender and each of the other Lender Indemnitees, that as of the date hereof, there exists no claims, counterclaims, defenses, objections, offsets or other claims against Lender or any other Lender Indemnitee, or the obligation of the Borrower to comply with the terms and provisions of the Credit Agreement, this Amendment and all other Loan Documents. The foregoing release shall survive the termination of the Credit Agreement or any of the Loan Documents and repayment of the Obligations.

18. Waiver of Existing Default; Vacation of Pending Litigation.

(a) Existing Default. Upon execution of this Amendment and all other documents required or requested by Lender in connection herewith by the Borrower, and payment by the Borrower of all sums and other fees required to be paid hereunder, the Existing Default shall be deemed waived by Lender, subject to the terms of this Amendment; provided, however, this waiver shall only apply to the Existing Default, and this Amendment shall not be deemed or construed in any manner as a waiver by Lender of any future defaults, “Events of Default,” (as such term may be used or defined in any of the Loan Documents), breaches or misrepresentations by the Borrower under any Loan Documents, or any of Lender’s rights or remedies in connection therewith, which may occur after the date hereof.

(b) Pending Litigation.

(i) Upon execution of this Amendment and all other documents required or requested by Lender in connection herewith by the Borrower, and payment by the Borrower of all sums and other fees required to be paid hereunder, Lender shall, at the earliest practicable time as determined within Lender’s sole discretion, but no later than November 27, 2013, cause to be filed with the U.S. District Court for the Southern District of Florida, a Motion to Vacate the Clerk’s default entered in the Pending Litigation (the “Motion to Vacate”), and the Lender, the Borrower and Guarantor agree execute (simultaneously with the execution of this Amendment), and to have Lender’s counsel file, a Joint Stipulation of Dismissal Without Prejudice with respect to the Pending Litigation, substantially as in the form attached hereto as Exhibit “B”, with an express reservation of jurisdiction to enforce the terms of the Credit Agreement and other Loan Documents, including the Amended and Restated Note and this Amendment.

(ii) As a material inducement for Lender to enter into this Amendment, Borrower hereby agrees that upon the occurrence of an Event of Default under the Credit Agreement or any other Loan Documents, including under the Amended and Restated Note or this Amendment, Lender shall be entitled to immediately accelerate all Obligations under the Credit Agreement or any other Loan Documents, including under the Amended and Restated Note or this Amendment, in addition to all other rights and remedies available to Lender at law or in equity. Borrower agrees and does hereby waive any and all defenses that Borrower could assert in the Pending Litigation (or in any other action by Lender against Borrower resulting from any such Event of Default), and as a material inducement for Lender to enter into this Amendment, Borrower agrees and consents that upon the occurrence of an Event of Default under the Credit Agreement or any other Loan Documents, including under the Amended and Restated Note or this Amendment, Lender shall have the right to file for entry of a Final Consent Judgment, substantially as in the form attached hereto as Exhibit “C”, pursuant to which Borrower and Guarantor shall be jointly and severally liable for all Obligations under the Credit Agreement or any other Loan Documents, including under the Amended and Restated Note or this Amendment, plus an additional amount equal to fifty percent (50%) of all such aggregate Obligations, together with post-judgment interest at the maximum rate available under applicable law. Borrower hereby waives the making of any findings of fact and conclusions of law in the Final Consent Judgment, and waives the right to appeal, or otherwise contest the validity of the Final Consent Judgment.

19. Effect on Agreement and Loan Documents. Except as expressly amended by this Amendment, all of the terms and provisions of the Credit Agreement and the Loan Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

20. Waiver. Except as specifically set forth in Section 18 above with respect to the Existing Default and the Pending Litigation, this Amendment shall not be deemed or construed in any manner as a waiver by the Lender of any claims, Proceedings, defaults, Events of Default, breaches or misrepresentations by the Borrowers under the Credit Agreement, any other Loan Documents, or any of Lender’s rights or remedies in connection therewith.

21. Execution. This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

22. Fees and Expenses.

(a) Document Review and Legal Fees; Due Diligence. The Borrower agrees to pay to the Lender or its counsel a legal fee equal to Five Thousand Five Hundred and No/100 Dollars ($5,500.00) for the preparation, negotiation and execution of this Amendment and all other documents in connection herewith, together with costs of $550.00 associated with this transaction, all of which shall be due and payable by the Borrower upon execution of this Amendment, and as a condition to the effectiveness hereof.

(b) Litigation Fees and Costs. The Borrower agrees to pay to the Lender or its counsel for all legal fees and costs incurred by Lender in connection with the Existing Default and the Pending Litigation. An estimate of such fees and costs as of the date hereof is in the amount of $21,000.00, which estimate shall be added to the Outstanding Balance, provided, however, to the extent the fees and costs incurred by Lender in connection with the Existing Default or the Pending Litigation exceed such estimate, Borrower shall and does hereby agree to pay any such additional fees upon demand therefor. In addition, nothing contained herein shall amend or modify Borrower’s obligations for other fees and costs incurred by Lender and for which Borrower is responsible under the terms and provisions of the Credit Agreement.

23. Additional Agreements.

(a) Extension of Maturity Date. The Borrower and Lender hereby agree and acknowledge that the Revolving Loan Maturity Date is hereby extended to May 19, 2014.

(b) Reconfirmation of Lock Box Deposits. Borrower hereby re-confirms its obligation to insure that all Receipts, and all other checks, drafts, instruments and other items of payment or proceeds of Collateral at any time received, due, owing, payable, or paid to Borrower from a Customer, any other Person, or otherwise, shall be deposited directly into the Lock Box Account, and if not deposited directly into the Lock Box Account, shall be immediately remitted or endorsed by Borrower to Lender into the Lock Box Account, and in that regard, Borrower hereby re-confirms that it has, prior to the date hereof, affirmatively directed and instructed all of its Customers to make all payments and remittances otherwise due to the Borrower directly to the Lock Box Account.

(c) Reporting Status. The Borrower shall use its best efforts to, within fifteen (15) days after the Motion to Vacate is filed (and in any event no later than 30 days after the Motion to Vacate is filed (the “Filing Date”), file an amendment to its registration statement on Form S-1 (File No. 333- 184529) (the “Registration Statement”), and file all other documents and instruments, and pay all required fees and costs, necessary or required to have the Borrower become a full reporting company required to file periodic reports with the SEC under Section 13 or 15(d) of the Exchange Act, and have its Common Stock registered with the SEC under Section 12 of the Exchange Act, and provide to Lender evidence acceptable to the Lender of compliance with each of the foregoing requirements by the Filing Date. Borrower shall use its best efforts and diligently and in good faith pursue to completion the foregoing requirements, such that the Registration Statement shall be declared effective by the SEC, and such that the Borrower shall be approved and become a full reporting company required to file periodic reports with the SEC under the Exchange Act as soon as reasonably practicable following the Filing Date. In addition, immediately after the Filing Date, the Borrower shall use its best efforts and diligently and in good faith pursue approval for the listing and quotation of the Common Stock on the OTC Bulletin Board, or another principal trading market approved by Lender (the “Principal Trading Market”), and to have its Common Stock actively trading in such Principal Trading Market. In that regard, the Borrower shall file all required applications, reports, statements and all other documents, and pay all required fees and costs, necessary or required in order for the Borrower to accomplish the foregoing requirements. Once the Borrower becomes a fully reporting company with the SEC, the Borrower shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities laws and regulations thereof applicable to the Borrower of any state of the United States or any foreign jurisdiction, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Lender promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination; (iii) take all action under its control to maintain the continued listing, quotation and trading of its Common Stock on the Principal Trading Market. The Borrower shall comply in all respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Borrower shall promptly provide to Lender copies of any notices it receives from the SEC, the Principal Trading Market, or any other Governmental Authority, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect, or otherwise adversely affect the Borrower’s ability to raise capital using the public markets. In addition, until all Obligations are paid and satisfied in full, the Borrower shall, at its sole expense, make, keep and ensure that adequate current public information with respect to the Borrower, as required in accordance with Rule 144 under the Securities Act, is always publicly available.

(d) Fund Raising Agreement. Promptly after the Filing Date, the Borrower shall enter into an agreement with a qualified investment banking firm with experience in raising capital for firms such as the Borrower, for the purpose of raising capital for the Borrower through the sale of debt or equity securities of Borrower (the “IB Agreement”). A true, complete and correct copy of the IB Agreement shall be provided by the Borrower to Lender immediately upon execution thereof by Borrower. The Borrower shall comply with, perform and satisfy each and every term, condition or obligation on the part of the Borrower to be complied with, performed or satisfied under the IB Agreement, and maintain and keep the IB Agreement in full force and effect until all Obligations due to Lender under the Credit Agreement or any other Loan Documents are paid in full.

(e) Issuance of Securities. The parties agree that Borrower may issue and sell its equity securities, including selling its Common Stock under the Registration Statement, but only so long as any such issuance or sale will not result in a Change of Control. In addition, in connection with any capital raising event undertaken and/or completed by the Borrower, whether through the IB Agreement, in connection with the sale of its Common Stock under the Registration Statement, or the sale or issuance of any other debt, equity, convertible, or other securities of the Borrower of any nature or kind (each a “Capital Event”), fifty percent (50%) of the proceeds otherwise payable to the Borrower in connection with such Capital Event, shall be immediately payable directly to the Lender, to be applied in accordance with the terms of the Credit Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

BORROWER:

WOWIO, INC.

By:	/s/ Brian Altounian
Name:	Brian Altounian
Title:	Chief Executive Officer
(Principal Executive Officer and Principal Financial and
Accounting Officer)

LENDER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:	/s/ Robert Press
Robert Press, Director

EXHIBIT “A”

AMENDED AND RESTATED NOTE (SEE EXHIBIT 10.34)

EXHIBIT “B”

JOINT STIPULATION OF DISMISSAL WITHOUT PREJUDICE

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF FLORIDA

Case No. 0:13-cv-61319-DIMITROULEAS

TCA GLOBAL CREDIT MASTER FUND, L.P.,

a Cayman Islands limited partnership,

Plaintiff,

vs.

WOWIO, INC. (d/b/a Studio W),

a Texas corporation, and

BRIAN K. ALTOUNIAN, an individual,

Defendants.

___________________________________________________________/

JOINT STIPULATION OF DISMISSAL WITHOUT PREJUDICE

Pursuant to Rule 41(a) of the Federal Rules of Civil Procedure, all of the parties (the “Parties”) in the above-captioned action hereby jointly stipulate and agree as follows:

1. The above-captioned action has been resolved by a FIRST AMENDMENT TO CREDIT AGREEMENT executed by the Parties.

2. The Parties stipulate and agree that the Complaint in the above-filed action shall be dismissed without prejudice.

3. The Parties request that this Court retain jurisdiction to enforce the terms of the FIRST AMENDMENT TO CREDIT AGREEMENT executed by the Parties.

4. The Parties agree to the entry of an Order of dismissal without prejudice of the above-captioned action in the form of proposed Order attached hereto as Exhibit 1.

Exhibit B to First Amendment to Credit Agreement

IN WITNESS WHEREOF, the Parties have entered into and executed this Stipulation as of November 18, 2013.

TCA GLOBAL CREDIT MASTER FUND, L.P.

By:	Trafalgar Capital Advisors, LLC
Manager of the TCA Global Credit Master Fund, L.P.

By:	/s/ Robert D. Press
Robert D. Press, As its Duly Authorized Agent

STATE OF FLORIDA	)
) ss:
COUNTY OF MIAMI-DADE	)

Sworn to and subscribed before me on this _______ day of November, 2013 by _____________ as the duly authorized agent of Trafalgar Capital Advisors, LLC acting as the Manager of TCA GLOBAL CREDIT MASTER FUND, L.P., who is either personally known to me or produced a driver’s license as identification, and who did take an oath.

NOTARY PUBLIC

WOWIO, INC., d/b/a STUDIO W

By:
BRIAN K. ALTOUNIAN, as its Duly Authorized Agent

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

Sworn to and subscribed before me on this 18 day of November, 2013 by BRIAN K. ALTOUNIAN, as the duly authorized agent of WOWIO, INC., d/b/a STUDIO W who is either personally known to me or produced a driver’s license as identification, and who did take an oath.

NOTARY PUBLIC

BRIAN K. ALTOUNIAN

By:
BRIAN K. ALTOUNIAN

STATE OF CALIFORNIA	)
) ss:
COUNTY OF Los Angeles	)

Exhibit B to First Amendment to Credit Agreement

Sworn to and subscribed before me on this 18 day of November, 2013 by BRIAN K. ALTOUNIAN, who is either personally known to me or produced a driver’s license as identification, and who did take an oath.

NOTARY PUBLIC

Exhibit B to First Amendment to Credit Agreement

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF FLORIDA

Case No. 0:13-cv-61319-DIMITROULEAS

TCA GLOBAL CREDIT MASTER FUND, L.P.,

a Cayman Islands limited partnership,

Plaintiff,

vs.

WOWIO, INC. (d/b/a Studio W),

a Texas corporation, and

BRIAN K. ALTOUNIAN, an individual,

Defendants.

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ORDER DISMISSING ACTION WITHOUT PREJUDICE

THIS MATTER came before the Court upon the Joint Stipulation of Dismissal Without Prejudice entered into between the parties pursuant to Rule 41(a)(1) of the Federal Rules of Civil Procedure, and the Court, after reviewing the Joint Stipulation and otherwise being duly advised in the premises, it is hereby

ORDERED that the Complaint filed by the Plaintiff is dismissed without prejudice, and

IT IS FURTHER ORDERED that the Court will retain jurisdiction to enforce the terms of the First Amendment to Credit Agreement executed by the Parties, though the Clerk shall close this case.

DONE AND ORDERED in Chambers this 22nd day of November, 2013.

/s/ WILLIAM P DIMITROULEAS
WILLIAM P DIMITROULEAS
United States District Judge

Exhibit B to First Amendment to Credit Agreement